UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
June 4, 2008

THE COMMERCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-13672	04-2599931
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification
of incorporation)		No.)

211 Main Street, Webster, Massachusetts  01570
(Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

The Commerce Group, Inc.
Form 8-K
June 4, 2008

Section 5.  Corporate Governance and Management

Item 5.01      Change in Control of Registrant

Mapfre S.A., a company organized under the laws of Spain ("Mapfre"), today completed its acquisition of all of the outstanding voting securities of The Commerce Group, Inc. (the "Company") through the merger (the "Merger") of Magellan Acquisition Corp., an indirect wholly-owned subsidiary of Mapfre, with and into the Company. The Merger was effective on June 4, 2008 at 4:01 p.m., Eastern Daylight Time (the "Effective Time"). The Merger occurred pursuant to the Agreement and Plan of Merger, dated as of October 30, 2007 (the "Merger Agreement"), by and among the Company, Mapfre and Magellan Acquisition Corp. Information regarding the Merger Agreement and Mapfre was previously reported within the meaning of SEC Rule 12b-2 in the Company's definitive proxy statement dated January 8, 2008 and is incorporated by reference herein.

As of the Effective Time, all of the shares of Company common stock issued and outstanding immediately prior to the Effective Time were converted into the right to receive $36.70 per share in cash (the "Merger Consideration"), except that any share of Company common stock owned directly or indirectly by Mapfre, Magellan Acquisition Corp. or the Company was canceled and retired and ceased to exist and no cash or other consideration will be delivered or deliverable in exchange therefor.

As of the Effective Time, the Company Common Stock ceased to be quoted on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at which time the Company no longer will have any obligation to file periodic reports under the Exchange Act.

On June 4, 2008, MAPFRE and the Company issued a press release which jointly announced that MAPFRE has completed its acquisition of CGI. A copy of the press release is attached as Exhibit 99.1.

Section 9.  Financial Statements and Exhibits

 Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1  Press release dated June 4, 2008 issued by MAPFRE and the Company
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMERCE GROUP, INC.
June 4, 2008

/s/ Randall V. Becker
Randall V. Becker
Senior Vice President and Chief Financial Officer